Exhibit 10.6

Return to:

STANCORP MORTGAGE INVESTORS, LLC

19225 NW TANASBOURNE DRIVE

HIILLSBORO, OR 97124

ATTN:

COMPLIANCE, T3A

SIC Loan No. A5020204

ASSIGNMENT OF LESSOR’S INTEREST IN LEASES

TH1S ASSIGNMENT made this April 25, 2005, is between BTAC Properties, Inc., a Minnesota corporation (“Assignor”) and Standard Insurance Company, an Oregon corporation (“Assignee”).

Assignor, for good and valuable consideration, receipt of which is acknowledged, grants, transfers and assigns to Assignee all of Assignor’s right, title and interest in and to any existing and all future recorded and/or unrecorded leases entered into on all or any part of the subject property referenced below during the term of the loan referenced below, together with (a) all rents, income, contract rights, issues, security deposits and profits arising from the leases and renewals thereof; (b) all rents, income, contract rights, issues, security deposits and profits for the use and occupation of the premises described in the leases or in the deed of trust (which term shall be construed to include a mortgage, as the case may be) described below and from all leases upon the real property described below, or any part thereof, which are now executed or which may hereafter during the term of this Assignment be executed; and (c) the guaranties of tenants’ performance under the leases, if any. The leases described above, any extensions or renewals thereof and any lease subsequently executed during the terms of this Assignment covering the real property described below are hereinafter collectively referred to as the “Lease”.

This Assignment is made for the purpose of securing, in such order of priority as Assignee may elect:

(a)

Payment of the indebtedness evidenced by a certain Mortgage Note (the “Note”),including any extensions or renewals thereof, in the original principal sum of Nine Hundred Ninety-Five Thousand and No/100ths Dollars ($995,000.00) made by the Assignor first referenced above to Assignee, dated April 25,2005, and secured by a Mortgage (the “Mortgage”) on real property situated in the City of [Fargo, Grand Forks, Bismark, Minot] County of [Cass, Grand Forks, Burleigh, Ward] State of North Dakota, described as follows (the “Real Property”):

See Exhibit “A” attached hereto and by this reference made a part hereof for legal description.

The Note may also be secured by a security agreement or agreements covering personal property located on or related to the Real Property and by other security instruments. The Mortgage, Security Agreement(s) and other security instruments are hereinafter collectively referred to as the “Security Instruments;”

(b)

Payment of all other sums with interest thereon becoming due and payable to Assignee under the provisions of this Assignment or of the Note or the Security Instruments; and

(c)

Performance and discharge of each and every condition, obligation, covenant, promise and agreement of Assignor contained herein or in the Note or the Security Instruments.

Assignor agrees as follows:

1.

Assignor’s Warranties. Assignor warrants that: (a) Assignor has good title to the Lease hereby assigned and good right to assign the same, and no other person, firm or corporation has any right, title or interest therein; (b) Assignor has duly and punctually performed all the terms, covenants, conditions and warranties of the Lease on Assignor’s part to be kept, observed and performed; (c) Assignor has not previously sold, assigned, transferred, mortgaged or pledged the rents from the Real Property, whether now due or hereafter to become due; (d) the Lease is valid and enforceable and has not been altered, modified or amended in any manner whatsoever save as herein set forth; (e) the lessee named therein is not in default under any of the terms, covenants, or conditions thereof; and (f) no rent reserved in the Lease has been assigned or anticipated and no rent for any period subsequent to the date of this Assignment has been collected in advance of the time when the same became due under the terms of the Lease.

2.

Assignor’s Covenants of Performance. Assignor covenants with Assignee: (a) to observe and perform all the obligations imposed upon the lessor under the Lease and not to do or permit to be done anything to impair the Lease, this Assignment, or Assignor’s obligations hereunder; (b) not to collect any of the rent, income and profit arising or accruing under the Lease or from the Real Property in advance of the time when the same shall become due; (c) not to execute any other assignment of lessor’s interest in the Lease or assignment of rents arising or accruing from the Lease or from the Real Property; (d) not to alter, modify or change the terms of the Lease or cancel or terminate the same or accept a surrender thereof without the prior written consent of Assignee; (e) at Assignee’s request, to assign and transfer to Assignee any and all subsequent leases upon all or any part of the Real Property and to execute and deliver at the request of Assignee all such further assurances and assignments as Assignee shall from time to time require; (f) to enforce or secure in the name of Assignee (upon notice to Assignee) the performance of each and every obligation, term, covenant, promise, condition and agreement in the Lease by any tenant to be performed, and to notify Assignee of the occurrence of any default under the Lease; (g) to appear in and defend any action or proceeding arising under, occurring out of, or in any manner connected with the Lease or the obligations, duties or liabilities of Assignor, and, upon request by Assignee, to do so in the name and on behalf of Assignee, but in all cases at the expense of Assignor; (h) to pay all costs and expenses of Assignee, including attorney’s fees in a reasonable sum, in any action or proceeding in which Assignee may appear in connection herewith or in any appeal therefrom; (i) not to enter into any lease for a term in excess of three (3) years for fifteen percent (15%) or more of the net rentable area of the Real Property without the prior written consent of Assignee; (j) neither to create nor permit any lien, charge or encumbrance upon its interest as lessor of the Lease except the lien of the Security Instruments or as permitted in the Security Instruments; and (k) not to materially modify or alter, or suffer or permit the material modification or alteration of any lease.

3.

License to Collect Rents. So long as there shall exist no default by Assignor in the payment of the principal sum, interest and other indebtedness secured hereby and by the Security Instruments or in the performance of any obligation, covenant or agreement herein or contained in the Note and Security Instruments or in the Lease on the part of Assignor to be performed, Assignor shall have the right under a license granted hereby (but limited as provided in the following paragraph) to collect, but not prior to accrual, all of the rents arising from or out of the Lease, or any renewals, extensions and replacements thereof, or from or out of the Real Property or any part thereof; and Assignor shall receive such rents and shall hold them, as well as the right and license to receive them, as a trust fund to be applied, firstly to the payment of taxes and assessments upon the Real Property before penalty or interest is due thereon; secondly to the cost of insurance, maintenance and repairs required by the terms of the Mortgage; thirdly to the satisfaction of all obligations specifically set forth in the Lease; and fourthly to the payment of interest and principal becoming due on the Note and Mortgage, before using any part of the same for any other purposes.

4.

Performance and Termination of License. Upon the conveyance by Assignor and its successors and assigns of the fee title of the Real Property, all right, title, interest and powers granted under the license aforesaid shall automatically pass to and may be exercised by each such subsequent owner; and upon or at any time after default in the payment of any indebtedness secured hereby or in the observance or performance of any obligation, term, covenant, condition or warranty herein, in the Note and Mortgage or in the Lease, Assignee, at its option and without notice, shall have the complete right, power and authority hereunder to exercise and enforce any or all of the following rights and remedies at any time:

(a.)

to terminate the license granted to Assignor to collect the rents without taking possession of the Real Property, and to demand, collect, receive, sue for, attach and levy against the rents in Assignee’s own name; to give proper receipts, releases and acquittances therefor; and after deducting all necessary and proper costs and expenses of operation and collection as determined by Assignee, including attorney’s fees, to apply the net proceeds thereof, together with any funds of Assignor deposited with Assignee, upon any indebtedness secured hereby and in such order as Assignee may determine;

(b.)

to declare all sums secured hereby immediately due and payable and, at its option, exercise all or any of the rights and remedies contained in the Note and Mortgage;

(c.)

without regard to the adequacy of the security or the solvency of Assignor, with or without any action or proceeding through any person or by agent, or by the mortgagee under any Mortgage secured hereby, or by a receiver to be appointed by a court, and without regard to Assignor’s possession, to enter upon, take possession of, manage and operate the Real Property or any part thereof, make, modify, enforce, cancel, or accept surrender of any lease now or hereafter in effect on the Real Property or any part thereof; remove and evict any lessee or tenant; increase or decrease rents; decorate, clean and repair; and otherwise do any act or incur any reasonable costs or expenses as Assignee shall deem proper to protect the security hereof, as fully and to the same extent as Assignor could do if in possession; and in such event, to apply the rents so collected in such order as Assignee shall deem proper to the operation and management of the Real Property, including the payment of reasonable management, brokerage and attorneys fees, payment of the indebtedness under the Note and Mortgage, and payment to a reserve fund for replacements, which fund shall not bear interest; and

(d.)

require Assignor to transfer all security deposits to Assignee, together with all records evidencing such deposits.

5.

Default Not Cured By Collection. The collection of rents and application as aforesaid and/or the entry upon and taking possession of the Real Property shall not cure or waive any default; or waive, modify or affect any notice of default required under the Note and Mortgage; or invalidate any act done pursuant to such notice. The enforcement of any right or remedy by Assignee, once exercised, shall continue until Assignee shall have collected and applied such rents as may have cured (for the time) the original default. Although the original default be cured and the exercise of any such right or remedy be discontinued, the same or any other right or remedy hereunder shall not be exhausted and may be reasserted at any time and from time to time following any subsequent default. The rights and powers conferred on Assignee hereunder are cumulative and not in lieu of any other rights and powers otherwise granted Assignee.

6.

Effect of Assignment. The acceptance by Assignee of this Assignment, with all of the rights, powers, privileges and authority so created, shall not, prior to entry upon and taking possession of the Real Property by Assignee, be deemed or construed to constitute Assignee a “Mortgagee in Possession.”

Assignee shall not be liable for any loss sustained by Assignor resulting from Assignee’s failure to let the Real Property after default or from any act or omission of Assignee in managing the Real Property after default unless such loss is caused by the willful misconduct and bad faith of Assignee. Assignee shall not be obligated to perform or discharge, nor does Assignee undertake to perform or discharge, any obligation, duty, or liability under the Lease or under or by reason of this Assignment, or to assume any obligation or responsibility for any security deposits or other deposits delivered to Assignor by any lessee and not assigned and delivered to Assignee. This Assignment shall not operate to place responsibility for the control, care, management or repair of the Real Property upon Assignee, nor for the carrying out of any of the terms and conditions of the Lease; nor shall it operate to make Assignee responsible or liable for any waste committed on the Real Property by the tenants or any parties or for any dangerous or defective condition of the Real Property, or for any negligence in the management, upkeep, repair or control of the Real Property, resulting in loss or injury or death to any tenant, licensee, employee or stranger.

7.

Indemnification. Assignor hereby agrees to defend, indemnify and hold Assignee harmless from any and all liability, loss, damage and expense which Assignee may incur under or by reason or in defense of any and all claims and demands whatsoever that may be asserted against Assignee by third parties arising out of the Lease, including, but not limited to, any claims by any tenants of credit for rental for any period under any lease more than one (1) month in advance of the due date thereof paid to and received by Assignor, but not delivered to Assignee. Should Assignee incur any such liability, loss, damage or expense, the amount thereof (including attorneys fees, whether incurred at trial, on appeal or otherwise) with interest thereon at the Default Rate (as defined in the Note) shall be payable by Assignor to Assignee immediately without demand, and shall be secured hereby and by the Mortgage.

8.

Termination of Assignment, Payment of Rent. Upon payment in full of the principal sum, interest and indebtedness secured hereby and by the Security Instruments, this Assignment shall become null and be void and of no effect, but the affidavit, certificate, letter or statement of any officer, agent or attorney of Assignee showing any part of said principal, interest or indebtedness to remain unpaid shall be and constitute conclusive evidence of the validity, effectiveness and continuing force of this Assignment and any person may, and is hereby authorized to, rely thereon. Assignor hereby authorizes and directs the lessee named in the Lease or any other or future lessee or occupant of the premises described therein or in the Mortgage, upon receipt from Assignee of written notice to the effect that Assignee is then the holder of the Note and Security Instruments and that a default exists thereunder or under this Assignment, to pay over to Assignee all rents, income, contract rights, issues, security deposits and profits arising or accruing under the Lease or from the premises described therein or in the Mortgage and to continue to do so until otherwise notified by Assignee.

9.

Assignee’s Right to Deal With Security. Assignee may take or release other security for the payment of the principal sum, interest and other indebtedness secured hereby and by the Security Instruments, may release any party primarily or secondarily liable therefor and may apply any other security held by it to the satisfaction of such principal sum, interest or indebtedness without prejudice to any of its rights under this Assignment.

10.

Cross Default. Breach of any term, covenant, or condition herein contained by Assignor shall likewise constitute a default under the Note and each of the Security Instruments, and a default under any of said documents shall constitute a default hereunder.

11.

No Waiver. Nothing contained in this Assignment and no act done or omitted by Assignee pursuant to the powers and rights granted it hereunder shall be deemed to be a waiver by Assignee of its rights and remedies under the Note and Security Instruments; this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Assignee under the terms of the Note and Security Instruments. The right of Assignee to collect the principal sum, interest, and other indebtedness secured hereby and by the Security Instruments and to enforce any other security therefor held by it may be exercised by Assignee either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

12.

Conflict With Mortgage. In the case of any conflict between the terms of this instrument and the terms of the Mortgage, the terms of this Assignment shall prevail.

13.

Severability. If any provision of this Assignment or the application thereof to any entity, person or circumstance shall be held to be invalid, illegal or unenforceable in any respect, the remainder of this Assignment and the application of such provision to other entities, persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

14.

Construction. Whenever used herein and whenever the context so requires, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders. All obligations of each Assignor hereunder shall be joint and several.

15.

Governing Law. The law of the state in which the Real Property is located shall govern the validity, interpretation, construction and performance of this Assignment.

16.

Entire Agreement. This Assignment constitutes the entire and complete agreement concerning the assignment of rents and leases between the parties hereto. No variations, modifications or changes herein or hereof shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party.

17.

Assignment Binds Successors. This Assignment, together with the covenants and warranties herein contained, shall inure to the benefit of Assignee and any subsequent holder of the Note and Mortgage and shall be binding upon Assignor, Assignor’s heirs, executors, administrators, personal representatives, successors and assigns, all tenants and their subtenants and assigns, and any subsequent owner of premises described in the Mortgage.

Signature of Assignor

BTAC Properties, Inc.,

a Minnesota corporation

By:

/s/  Gary Copperud

Gary Copperud, President

By:

/s/  Kenneth W. Brimmer

Kenneth W. Brimmer, Chief Executive Officer

AFFIX NOTARIAL ACKNOWLEDGMENT FOR EACH ASSIGNOR

 AS REQUIRED BY LAW.

EXHIBIT “A”

ASSIGNMENT OF LESSOR’S INTEREST IN LEASES

DATED: April 25, 2005

LOAN NO. A5020204

(CASS COUNTY)

TRACT II:

Auditor’s Lots Four (4) and Five (5), of a part of the Northwest Quarter (NWl/4) of Section Twelve (12), in Township One Hundred Thirty-nine (139) North, Range Forty-nine (49) West, Cass County, North Dakota, EXCEPT a tract described by metes and bounds; as follows: From the Southwest corner of said Auditor’s Lot Four (4); thence North along the West side for a distance of 40 feet to the point of beginning; thence South along the West side for a distance of 40 feet to the Southwest corner of said Lot Four (4); thence East along the South line of said Auditor’s Lots Four (4) and Five (5) for a distance of 150 feet; thence in a Northwesterly direction for a distance of 146 feet, more to less, to the point of beginning.

(GRAND FORKS COUNTY)

TRACT I:

Lot C, Block C, Replat of Lots A and B, Block C, of the Replat of Lots 1, 2 and 3, Block C, of the Replat of Blocks 1, 2, 11, 12 and 13, Westward Acres Subdivision, Grand Forks, North Dakota, according to the plat thereof on file in the Office of the County Recorder within and for Grand Forks County, N.D., and recorded and Document No. 472608.

(WARD COUNTY)

TRACT III:

Lot 3, less the East 20 feet thereof, Block 4, Suburban Homes Addition to the City of Minot, North Dakota.

(BURLEIGH COUNTY)

TRACT IV:

The East 175 feet of Tract Two (2) of the Bismark Development Association Soo Line Property, covering all of Lots Eight (8) through Eighteen (18), Block Fourteen (14), Sturgis Addition to the City of Bismark, Burleigh County, North Dakota, together with all of vacated 13th Street adjoining said Lot Eighteen (18) and the vacated alley adjacent to said Lots Eight (8) through Eighteen (18), and the West 30 feet of the East 110 feet of Lots One (1), Two (2), Three (3), Four (4), Five (5) and Six (6), Block Fourteen (14).